EXHIBIT (p)(2)(r)

                              LEE FINANCIAL GROUP INC.
                           LEE FINANCIAL SECURITIES, INC.
                                   CODE OF ETHICS

                                    ATTACHMENT A
                            Effective:  February 1, 2005
                            Amended:  September 30, 2010


List of Access Persons
Clementine Benemerito - Administration
Summer Chun - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Andrea Deutsch - Wealth manager
Christina Morneau-Dyas - Administration
Brian Ishihara - Senior Wealth Manager
Diane Kam - Administration
Lugene Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Ai-Chun Rakieten - Administration
Nora Simpson - Vice President, CCO, CFO

List of Investment Personnel
Summer Chun - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Andrea Deutsch - Wealth Manager
Brian Ishihara - Senior Wealth Manager
Lugene Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Nora Simpson - Vice President, CCO, CFO

Review Officer
Nora Simpson - Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Director